                                                                    EXHIBIT 11.1

                      NETSCAPE COMMUNICATIONS CORPORATION
             STATEMENTS OF COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                  (Unaudited)

                                                                       THREE MONTHS ENDED    SIX MONTHS ENDED JUNE
                                                                            JUNE 30,                  30,
                                                                      ---------------------  ---------------------
                                                                         1997       1996        1997       1996
(In thousands, except per share data)                                 ----------  ---------  ----------  ---------
Primary:
  Weighted average common stock outstanding.........................      88,661     84,066      88,399     82,492
  Net effect of dilutive stock options based on the treasury stock
    method..........................................................          --      3,871          --      3,978
                                                                      ----------  ---------  ----------  ---------
    Total weighted average common and common equivalent shares
      outstanding...................................................      88,661     87,937      88,399     86,470
                                                                      ----------  ---------  ----------  ---------
                                                                      ----------  ---------  ----------  ---------
Net income (loss)...................................................  $  (43,773) $     906  $  (35,829) $   4,495
                                                                      ----------  ---------  ----------  ---------
                                                                      ----------  ---------  ----------  ---------
Net income (loss) per share.........................................  $    (0.49) $    0.01  $    (0.41) $    0.05
                                                                      ----------  ---------  ----------  ---------
                                                                      ----------  ---------  ----------  ---------
Fully diluted:
  Weighted average common stock outstanding.........................      88,661     84,066      88,399     82,492
  Net effect of dilutive stock options based on the treasury stock
    method..........................................................          --      3,923          --      4,040
                                                                      ----------  ---------  ----------  ---------
    Total weighted average common and common equivalent shares
      outstanding...................................................      88,661     87,989      88,399     86,532
                                                                      ----------  ---------  ----------  ---------
                                                                      ----------  ---------  ----------  ---------
Net income (loss)...................................................  $  (43,773) $     906  $  (35,829) $   4,495
                                                                      ----------  ---------  ----------  ---------
                                                                      ----------  ---------  ----------  ---------
Net income (loss) per share.........................................  $    (0.49) $    0.01  $    (0.41) $    0.05
                                                                      ----------  ---------  ----------  ---------
                                                                      ----------  ---------  ----------  ---------
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